ASSIGNMENT OF LEASE
                           (Tenant's Interest)

  KNOW ALL PERSONS BY THESE PRESENTS that Physician Resources, Inc., a
Maine corporation, with a principal place of business at Lewiston, County of Androscoggin, State of Maine, and having a mailing address of 460 Main Street, Lewiston, Maine 04240 (herein after called the "Assignor"), in consideration of One Dollar ($1.00) and other valuable consideration paid to it by Acadia National Health Systems, Inc., a Colorado corporation organized and existing under the laws of the State of Colorado, and having a mailing address of 460 Main Street, Lewiston, Maine 04240 (herein after called "Assignee"), the receipt of which is hereby acknowledged, does hereby grant, assign, transfer, set over and convey to Lender, its successors and assigns, with full right of reassignment, the following rights and property, viz.:

  1. A certain lease between Main Street Realty as landlord and Assignor as tenant dated December 14, 1994, which lease relates to the premises located at 460 Main Street, Lewiston, Maine; and

  2. All rights, privileges and benefits now existing or hereafter arising under the Lease, including, without limitation, all rights to exercise options to extend or renew the Lease and all rights to insurance proceeds, eminent domain awards or payments in lieu thereof; and

  3. All rights of the Assignor in and to the fixtures, improvements, alterations, or additions now or hereafter erected by Assignor on the Leased Premises; and

  4. All subleases of the Leased Premises or any portion thereof, and all monies, rents, incomes and profits from said premises or subleases thereof and rights derived therefrom all whether now existing or hereafter arising, provided that the Assignor shall not sublease the Leased Premises or any portion thereof without Lender's prior written consent.

  The Assignor REPRESENTS TO AND COVENANTS AND AGREES WITH
  ASSIGNEE as follows:

   1. The lease is in full force and effect in accordance with its terms, and it has not been modified or amended; and

   2. All rents and payments under the Lease have been paid to the landlord, to the extent payable to date; and

   3. No defaults exist under the Lease, and no event has occurred or is occurring which, with the passage of time or service of notice, or both, would constitute an event of default thereunder; and

   4. The Lease is subject to no liens or encumbrances, and Assignor has not previously transferred in any manner any of its interests in or under the Lease or consent to any subordination of the Lease; and

   5. Assignor is fully authorized to assign the Lease as provided herein, and the execution of the Lease and this Assignment does not violate the terms and conditions of any other agreement or instrument to which the Assignor is a party or by which it is bound or affected; and

   6. Assignee shall at times promptly and faithfully perform all the covenants and obligations to be performed by Tenant under the Lease, and will not do or permit anything to be done which will impair or tend to impair the existence of the Lease or which would be grounds for the declaration of a default thereunder; and

   7. The Lease will not be altered, modified, or amended nor will the Lease be surrendered or canceled by Assignor or by Assignor's Trustee in the event of any bankruptcy or reorganization proceeding, and Assignor or said Trustee shall not have the power to agree to any of the foregoing without the prior written consent of Lender.

  Dated: September 27, 1996


                                       PHYSICIAN RESOURCES,  INC



  /S/ Margaret M. Heath                /S/ Jacquelyn J. Magno

  Witness                              By:  Jacquelyn J. Magno
                                       Treasurer & Operations
Manager

  STATE OF MAINE
  ANDROSCOGGIN, SS.                    Sept 27, 1996

       Then personally appeared before me the above-named Jacquelyn J. Magno in her capacity as Operations Manager and acknowledged the foregoing instrument to her be free act and deed.

                                       /S/ Margaret M. Heath

                                       Notary Public /
Attorney-at-Law

                                       Printed Name: Margaret M.
Heath

                        CONSENT OF LESSOR (LANDLORD)

       For consideration received, the undersigned Lessor (Landlord) of the Lease mentioned in the aforewritten Assignment of Lease hereby consents to said Assignment according to its terms.


  Dated:  September 27, l996


                                       MAIN STREET REALTY ASSOCIATES


                                       /S/ Thomas N. Hackett

                                       By:  Thomas N. Hackett
                                            General Partner

                                L E A S E


       Lease made this 14th day of December, l994, by and between Main Street Realty Associates, a Maine general partnership of Lewiston, County of Androscoggin and State of Maine (hereinafter referred to as the LESSOR), and Physician Resources, Inc., a Maine corporation of Lewiston, County Androscoggin and State of Maine (hereinafter referred to as the LESSEE).
                          W I T N E S S E T H:

                     I.  DESCRIPTION OF PREMISES

       In consideration of the rent and other covenants herein contained to be performed and observed by the respective parties hereto, the LESSOR does hereby demise and lease the third floor at 460 Main Street, Lewiston, Maine.

                             II.  TERM

       l. To have and to hold the premises hereby demised unto the LESSEE for a term of one (1) year commencing on January 1, l995, yielding and paying therefor rent as hereinafter set forth.

       2. The Lease shall be automatically extended from year to year unless terminated by either party by giving thirty
  (30) days' notice in writing prior to the end of the then current term.

                            III.  RENTAL

       l. Rental for the term of this Lease shall be payable monthly in advance at the rate of One Thousand Seven Hundred
  Dollars ($1,700) per month.

       2. The option to extend the term shall be upon the same terms and conditions as contained herein except the rate of rental.

  The rental rate shall be negotiated by and between the parties prior to the commencement of the renewal.

                 IV.  USES AND RESTRICTIONS ON USES

       l. If the LESSEE shall pay the rent as aforesaid, and observe all other covenants, terms and conditions of this Lease, the LESSEE shall have the peaceful and quiet enjoyment of the leased premises without hindrance on the part of the LESSOR and LESSOR shall warrant and defend the LESSEE to such peaceful and quiet enjoyment of the leased premises against all persons claiming by, through or under the LESSOR.

       2. The LESSEE agrees that the demised premises shall not be occupied during the term of this Lease or any extension thereof for any purpose usually denominated extra hazardous as to fire by fire insurance companies.

       3. The demised premises shall be used by the LESSEE solely and exclusively as office space.

            V.  ALTERATIONS, ADDITIONS AND IMPROVEMENTS

       l. The LESSEE may make such alterations, additions or improvements to the demised premises as he may desire, at its own expense, provided, however, that no other structural alterations or additions, other than those noted hereinabove, may be made without first obtaining the written consent of the LESSOR, which said written consent shall not be unreasonably withheld.

       2. All repairs, alterations or additions, whether made by the LESSOR or the LESSEE shall be done in a good and workmanlike manner in full compliance with all federal, state and municipal laws, ordinances, rules and regulations and in accordance with specifications and requirements and standards of any board of fire underwriters and fire inspectors having jurisdiction over the demised premises.

       3. In the event the LESSEE shall erect improvements or any other alterations upon the demised premises, the said improvements and/or alterations shall, at the option of the LESSOR, become the sole property of the LESSOR after the termination of this Lease or any extension thereof.

       4. The LESSEE agrees to perform all maintenance and make any and all repairs required to the interior of the demised premises. The LESSOR shall be responsible for exterior and structural repairs, to include the walls, foundation, roof, and plumbing and heating systems, providing such damage is not caused directly or indirectly by fault of the LESSEE, its agents, employees or business invitees.

                 VI.  INSURANCE AND INDEMNIFICATION
      l. The LESSEE agrees to maintain in full force during the term of this Lease a policy of comprehensive general liability insurance and property damage insurance under which the LESSOR (and such other persons are in privity of estate with LESSOR as may be set out in notice from time to time) and the LESSEE are named as insureds, and under which the insurer agrees to insure LESSEE and LESSOR (and those in privity of estate with LESSOR) from and against all costs, expenses and/or liability arising from any accident, injury or damage whatsoever caused to any person or to the property of any person occurring during the term of this Lease in or about the demised premises due to LESSEE'S negligence.
  Such policy shall be noncancellable with respect to LESSOR and LESSOR'S said designees except upon ten (l0) days' written notice to LESSOR. A duplicate original of certificate thereof shall be delivered to LESSOR. The minimum limits of such insurance shall be a Five Hundred Thousand Dollars ($500,000) single limit policy for injury (or death) to any one or more persons and for damage to property.

      2. LESSEE shall maintain, at its expense, fire and extended coverage insurance in amounts sufficient to cover any and all losses which might be incurred through the damage or destruction of LESSEE'S furniture, equipment and machinery kept on the premises.

      3. LESSOR shall maintain, at its expense, fire and extended coverage insurance on the premises.

      4. All real and personal property insurance which is carried by either party with respect to the demised premises shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in Maine, even though extra premium may result therefrom. Each party hereby waives all rights of recovery against the other for loss or injury against which and to the extent that the waiving party is protected by insurance containing such provision.

       5. LESSEE will indemnify LESSOR and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises or any part thereof wholly or in part by any act or omission of LESSEE, its agents, contractors or employees.

       6. In case the LESSOR shall, without fault, on its part, be made party to any litigation commenced by or against the LESSEE, then the LESSEE shall pay all costs and reasonable attorney's fees incurred by or against the LESSOR by or in connection with such litigation, and the LESSEE shall and will also pay all costs and reasonable attorney's fees incurred by or against the LESSOR in enforcing the agreements, terms and provisions of this Lease.

       7. The LESSEE shall provide the LESSOR with proof of insurance that it is required to carry under the terms and provisions of this Lease.

       8. The LESSOR shall not be liable to LESSEE for any damage arising from acts of neglect of cotenants or other occupants of the premises.

              VII.  UTILITIES AND TAXES AND MAINTENANCE

       l. The LESSOR shall pay the real estate taxes assessed on the demised premises.

       2. The LESSOR shall also pay the cost of heating the demised premises, the cost of all utilities and the water and sewerage assessment.

       3. The LESSEE shall pay any and all personal property taxes assessed on its personal property located on the demised premises.

                        VIII.  LESSOR'S ACCESS

       The LESSOR shall have the right to enter the demised premises at all reasonable times for the purpose of making repairs required of it hereunder and for inspections, and during the last three (3) months of the term hereof, to show the same to prospective tenants.

                            IX.  SUBLETTING

       The LESSEE shall have no right to assign or to sublet portions of the premises without the consent of the LESSOR.

                 X.  FIRE, CASUALTY OR EMINENT DOMAIN

       l. If all or a substantial portion of the demised premises or the building of which the demised premises are a part shall be destroyed or damaged by fire or other casualty or shall be taken by the exercise of the power of eminent domain, then this Lease and the term hereof shall terminate at the election of the LESSOR. If so much of the demised premises shall be so damaged, destroyed or taken as shall prevent the LESSEE from occupying the premises in a reasonably integrated manner after restoration, (provided that such restoration may be completed within ninety (90) days), the LESSEE shall have the right to terminate this Lease. If the Lease shall not be terminated, then the LESSOR may restore the demised premises, or what may remain thereof after such taking, as soon as reasonably possible to the same condition they were prior to such damage, destruction or taking. If such restoration shall not be completed within three (3) months from the date of such damage, destruction or taking, the LESSEE shall have the right to terminate this Lease, unless such completion shall be delayed (in the aggregate more than two [2] months) by strike, labor difficulties, inability to obtain supplies, fire or other casualty beyond the reasonable control of LESSOR.

       2. In the event of any such damage, destruction or taking which shall render all or any part of the demised premises untenantable, the rent and other charges hereunder shall be equitably suspended or abated according to the nature and extent of the injury suffered until the same shall have been fully restored by the LESSOR and made available for occupancy by LESSEE.

       3. All damages in case of such taking shall be the sole and exclusive property of the LESSOR except such as may be separately awarded to the LESSEE on its own petition for its leasehold interest, fixtures, equipment, trade fixtures and/or for moving expenses and other items which may be compensable under any law or statute applicable thereto to the LESSEE without regard to the LESSOR'S award.

                           XI.  HOLDING OVER

       It is agreed and understood that any holding over by the LESSEE of the demised premises after the expiration of the original term of this Lease or any extension thereof, shall operate and be construed as a tenancy from month to month under all the terms and conditions of the Lease and at the same rental as is in effect at the expiration thereof, providing, however, that this shall not prevent the LESSOR from insisting upon the termination of the Lease or any extension thereof, according to its terms.

                          XII.  SUBORDINATION

       The LESSEE agrees, at the request of the LESSOR, to subordinate this Lease to any mortgage placed upon the leased premises by the LESSOR provided that said mortgagee enters into an agreement with the LESSEE by the terms of which the mortgagee under said mortgage will agree not to disturb the possession and other rights of the LESSEE under this Lease so long as the LESSEE performs its obligations hereunder, and to accept the LESSEE as LESSEE of the leased premises under the terms and conditions of this Lease in the event of acquisition of title by such mortgagee through foreclosure proceedings or otherwise, and the LESSEE will agree to recognize the holders of such mortgage as the LESSOR in such event, which agreement shall be made expressly binding upon the successors and assigns of the LESSEE and of the mortgagee and upon anyone purchasing said leased premises at any foreclosure sale. The LESSEE and LESSOR agree to execute and deliver any appropriate instruments necessary to carry out the agreements in this section contained. Any such mortgage to which this Lease shall be subordinated may contain such other terms, provisions and conditions as the insurance company, bank or similar lending institution deems usual or customary.

            XIII.  LESSEE'S DEFAULT - LESSOR'S REMEDIES

       1. If any one or more of the following events (herein sometimes called "events of default") shall occur:

       (a) If default shall be made in the due and punctual payment of any installment of rent payable under this Lease when and as the same shall become due and payable, including any charges for insurance, taxes, utilities, common area charges, general maintenance or repairs, and such defaults shall continue for a period of seven (7) days; or

       (b) If default shall be made by LESSEE in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease provided, other than those referred to in the foregoing subparagraph (a), and such default shall continue for a period of fifteen (15) days after written notice from LESSOR to LESSEE specifying the items in default, or in case of a default or contingency which cannot with due diligence be cured within said fifteen (15) day period, to commence to cure the same and thereafter to prosecute the curing of such default with due diligence and within a period of time which under all prevailing circumstances shall be reasonable; or

       (c) If LESSEE shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, or shall seek or consent or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of LESSEE or of all or any substantial part of its properties or of the demised premises; or

       (d) If within sixty (60) days after the commencement of any proceeding against LESSEE seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed, or if within sixty
  (60) days after the appointment, without the consent or acquiescence of LESSOR, of any trustee, receiver or liquidator of LESSEE or of all or substantially all of its properties or of the demised premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated.

       Then and in any such event LESSOR, at any time thereafter, may give written notice to LESSEE specifying such event of default or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease and the term hereby demised and all rights of LESSEE under this Lease, including any renewal or extension privileges, whether or not exercised, shall expire and terminate, and LESSEE shall remain liable as hereinafter provided.

       2. Upon any such expiration or termination of this Lease, LESSEE shall quit and peacefully surrender the demised premises to LESSOR, and LESSOR, upon or at any time after any such expiration or termination, may without further notice enter upon and re-enter the demised premises and possess and repossess itself thereof, by force, summary proceedings or otherwise, and may dispossess LESSEE and remove LESSEE and all other persons and property from the demised premises without being liable to prosecution thereof, and may have, hold and enjoy the demised premises and the rights to receive all rental income of and from the same.

       3. No such expiration or termination of this Lease or summary proceedings, abandonment or vacancy shall relieve the LESSEE of its liability and obligations under this Lease, whether or not the demised premises shall be relet, and LESSEE covenants and agrees, in the event of any such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy, that it will be liable to the LESSOR for the difference between the rental stipulated in this Lease and such rental, if any, as may be actually received by the LESSOR upon a reletting.

       4. In the event of a default by the LESSEE under the terms of this Lease, the LESSEE agrees to pay all costs and expenses, including reasonable attorney's fees incurred by the LESSOR in any legal proceeding arising from or connected with the enforcement or exercise of the remedies available to the LESSOR.

                      XIV.  TRADE FIXTURES

       The LESSEE shall at the expiration of the term hereof, or within thirty (30) days thereafter, remove its goods, effects, trade fixtures and equipment, heretofore or hereafter placed or installed therein, provided that the LESSEE shall pay rent during such period on a per diem basis for the actual space occupied at the same rate called for hereunder and shall repair the premises due to any damage caused by such removal.

                       XV.  MISCELLANEOUS

       l. Entire Agreement. This Agreement constitutes the entire understanding of the parties. It supersedes any and all prior agreements between the parties. There are no representations or covenants other than those expressly set forth herein.

       2. Modification. No modification or waiver of any of the terms and provisions hereof shall be valid unless in writing and signed by all parties.

       3. Severability. If any of the provisions of this Agreement are held to be void or unenforceable, all the other provisions hereof shall nevertheless continue in full force and effect.

       4. Binding Effect. This Agreement and the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties.

       5. Law to Govern. This Agreement shall be governed for all purposes by the laws of the State of Maine.

    IN WITNESS WHEREOF, this instrument has been executed by the parties hereto on the day and year first above written.


                                     Main Street Realty  Associates


                                     /S/ Pasquale F. Maiorino

By:____________________________
  Witness                               A Partner,
                                        LESSOR

                                     Physician Resources, Inc.


                                     /S/ Jacquelyn J. Magno


By:____________________________
  Witness                               Its,
                                        LESSEE